UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2005

Advanced Medical Optics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31257	33-0986820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 E. St. Andrew Place, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714 247 8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On January 26, 2005, Advanced Medical Optics, Inc. issued a press release regarding preliminary unaudited results for the fourth quarter and year ended December 31, 2004. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As announced on January 19, 2005, the registrant's President and Chief Executive Officer, James V. Mazzo, will present an overview of the company at the Piper Jaffray Health Care Conference in New York on Wednesday, January 26, 2005, at 3:00 p.m. ET. An audio webcast of the presentation will be available via the internet through the registrant's Investors / Media site at http://www.amo-inc.com. The information in this Current Report on Form 8-K under Item 8.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release issued by Advanced Medical Optics, Inc. on January 26, 2005, regarding preliminary results for 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Medical Optics, Inc.

January 26, 2005	By:	Aimee S. Weisner

Name: Aimee S. Weisner
Title: Corporate Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 26, 2005